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                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT ("Agreement") made and entered into as of January 14, 2000, by and among GOURMETMARKET.COM, INC., a Delaware corporation having a principal place of business at 507 Howard Street, Suite 200, San Francisco, California 94105 ("Seller"), and TRAVLANG.COM, INC., a Florida corporation having a principal place of business at 7000 W. Palmetto Park Road, Suite 501, Boca Raton, Florida 33433 ("Buyer").

                              W I T N E S S E T H :

         WHEREAS, Seller owns and operates an unincorporated business under the name "Travlang.com" (the "Business"); and

         WHEREAS, the parties desire that Buyer purchase all of the assets of Seller used or useful in the operation of the Business as described herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties, intending to be legally bound, agree as follows:

         1.       PROPERTY AND LIABILITIES.

                  1.1 Assets to be Conveyed. Seller hereby agrees to sell, assign, transfer, convey and deliver to Buyer the following (the "Assets"):

                           (a) All the fixed and tangible personal property used
in the operation of the Business, which is described in Exhibit "1.1(a)" attached hereto and made a part hereof.

                           (b) The contracts and other agreements, if any,
listed or described in Exhibit "1.1(b)," attached hereto and made a part hereof (the "Contracts").

                           (c) All of Seller's right, title and interest in and
to the names "Travlang" and "Travlang.com" and all other tradenames, servicemarks, logos, copyrights and similar materials or rights used to identify or promote the Business (the "Promotional Rights"). Immediately after closing, Seller shall discontinue all use of the Promotional Rights, including without limitation the names "Travlang" and "Travlang.com" and all similar names and abbreviations thereof.

                           (d) All of Seller's right, title and interest in the
goodwill and other intangible property used in the operation of the Business, including, but not limited to, all magnetic media, electronic data processing files, systems and programs, telephone number or numbers, patents, trade secrets, know-how, domain names, sales and operating plans, customer and supply lists, and non-competition covenants.

                           (e) All Seller's right, title and interest in any
licenses, permits and authorizations issued by any federal, state or local regulatory agencies that are used in the operation of the Business to the extent the same are transferrable.



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                           (f) All business records of Seller used in the
operation of the Business and not relating solely to Seller's internal affairs, in whatever medium they may be stored (the "Business Records"), subject to Seller's right, after closing, to have access thereto and make copies thereof pursuant to Article 11 hereof. The Business Records shall include, without limitation, all books of account, customer lists, supplier lists, employee personal files, business studies, consultants' reports, budgets and financial reports and projections.

                           (g) All of Seller's right, title and interest in
property used in the operation of the Business not otherwise included in subparagraphs (a) through (h) above shall be included property and shall be conveyed or transferred by Seller to Buyer; provided, however, that the following shall be excluded property (the "Excluded Property") and shall not be conveyed to Buyer:

                                    (1) Such books and records as pertain solely
to the organization, existence and capitalization of Seller;

                                    (2) Seller's cash and cash equivalents on
hand or in banks, certificates of deposit, money market funds, securities and similar type investments as of the closing date (hereinafter defined);

                                    (3) Except to the extent otherwise noted
herein, all employee pension benefit and profit-sharing plans, all trusts established thereunder and all assets thereof;

                                    (4) Seller's personal computers on which the
Business' financial and other business data reside.

                  1.2 Liabilities to be Assumed. On the closing date (hereinafter defined), Buyer shall assume only those liabilities of Seller specifically set forth in Exhibit "1.2" hereto (the "Liabilities").

                  1.3 Collection of Accounts Receivable. Commencing on the Closing Date, Buyer shall use its best efforts to collect those accounts receivable of Seller set forth in Exhibit 1.3 hereto. Upon receipt and clearance of payment of any of Seller's accounts received by Buyer, Buyer shall forthwith forward to Seller such account payments. Buyer shall provide Seller monthly at the end of each month commencing February 1, 2000, and ending May 1, 2000, a statement of the dollar amount and source of all of Seller's accounts received by Buyer in such reporting month.

         2.       CLOSING DATE AND INSPECTION PERIOD.

                  2.1 The closing of this Agreement (the "Closing") shall occur on or before January 14, 2000, at 10:00 A.M. (the "Closing Date") in the offices of Buyer or at such other location as mutually agreed to by Buyer and Seller. The Closing Date may be extended only by the mutual written consent of the parties.


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         2.2 Commencing upon the date of execution of this Agreement and continuing until the Closing Date (the "Investigation Period"), the Buyer may, in Buyer's sole discretion, review all books and records relating to the Business and the Assets, including but not limited to all accounting records and support documents, all governmental licenses, all inventory, customer lists, material contracts, the premises at which the Business is located, and all documents relating to the management, operation, maintenance or ownership or use of the Assets and the Business. Buyer and its agents shall have the right to make copies of such books, documents and records and to conduct such review as Buyer deems appropriate.

         3.       PURCHASE PRICE AND METHOD OF PAYMENT.

                  3.1 Purchase Price. The purchase price of the Assets (the "Purchase Price") shall be (i) Two Hundred Fifty Thousand Dollars ($250,000) payable as provided in this Agreement (ii) Buyer's delivery to Seller at Closing a certificate, duly legended in conformity with applicable securities law requirements, for 250,000 shares of restricted common stock of iiGroup, Inc., a Delaware corporation which is the parent company of Buyer; and (iii) Buyer's agreement, which shall be self-executing without further documentation at Closing, that for a period of one year from Closing no company other than Seller shall advertise or be promoted as a gourmet food products provider on Buyer's Travlang.com website.

                  3.2 Payment of the Cash Portion of the Purchase Price. Seller hereby confirms that prior to the date of this Agreement Buyer has deposited with Seller Forty Thousand Dollars ($40,000) as a payment against the cash portion of the Purchase Price. The balance of the cash portion, being Two Hundred Ten Thousand Dollars ($210,000), shall be paid as follows:

                    (i)      $50,000 shall be paid in cash at Closing;

                    (ii) $100,000 shall be paid on or before February 15, 2000; and

                    (iii) $60,000 shall be paid by Buyer's assumption of the Liabilities at Closing.

                  The payment of $100,000 set forth in subparagraph (ii) shall be evidenced by the Buyer's unsecured promissory note in the form of Exhibit 3.2 hereto (the "Note").

                  3.3 Consulting Agreement. Buyer shall assume Seller's consulting agreement with Michael C. Martin in the form of Exhibit 3.3 hereto ("Consulting Agreement").

         4.       APPORTIONMENT OF INCOME AND EXPENSES.

                  In the event this transaction is ultimately closed on the Closing Date or another date mutually agreeable to Seller and Buyer, Seller shall be entitled to all income earned by Seller from the operation of the Business until 11:59 p.m. on the day immediately preceding the Closing regardless of whether it was received prior to Closing. Upon Closing, Buyer shall be entitled to all income earned from the operation of the Business after 11:59 p.m. on the day immediately preceding the Closing regardless of when such sum is received. In the event this transaction does not close, no such apportionment of income shall occur.


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         5.       EMPLOYEES.

                  Seller shall be responsible for the payment of all compensation due to Seller's employees through 11:59 p.m. on the day immediately preceding Closing, including without limitation all sales commissions, profit-sharing and the like arising from the operation of the Business.

         6.       NONCOMPETITION COVENANT.

                  Except as otherwise provided herein, Seller covenants and agrees that for a period of two (2) years after the Closing, it shall not, for its account or as agent, consultant or employee, or as a shareholder (except as a passive shareholder in a New York Stock Exchange or NASDAQ company) of any corporation or a member of any partnership, (i) engage in, invest in, or otherwise be connected with any business competitive with the Business, directly or indirectly, in any jurisdiction in which Seller does business from time-to-time; (ii) take any action to finance or provide any other material assistance to any person or entity engaged in such competition against Buyer;
(iii) without Buyer's prior written consent, offer employment to or solicit an offer of employment from any employee of Buyer, or attempt to influence any employee of Buyer to terminate his or her employment with Buyer; or (iv) encourage or entice any customer or independent contractor of the Buyer to cease doing business with the Buyer. Seller acknowledges that compliance with the provision of this paragraph is of material importance to Buyer and that in the event of any breach of the foregoing provisions Buyer could not be reasonably or adequately compensated by monetary damages. Therefore, Seller agrees that Buyer shall be entitled to injunctive or other equitable relief in the event of a breach or threatened breach of this paragraph by Seller, in addition to, and not in lien of, any other relief to which Buyer may be entitled.

         7.       CLOSING.

                  7.1 Seller's Performance. Prior to or on the Closing Date of this Agreement, Seller shall deliver to Buyer:

                           (a) Third-Party Consents. Except as otherwise
provided herein, all third-party consents, assignments or approvals otherwise required for Buyer's assumption of any contracts, leases and agreements as are binding on Seller pursuant to the present terms of such contracts, leases and agreements. This provision shall not require Seller to undertake any extraordinary measures to secure any required third-party consents, assignments or approvals and shall not require Seller to pay for or to undertake any extraordinary measures or to institute litigation against any third-party failing to give such required consent, assignment or approval; however, if Seller fails to deliver any material covenant, assignment or approval required by this Paragraph 7.1(a), Buyer shall have the absolute right to terminate this Agreement.

                           (b) A bill of sale in the form of Exhibit 7.1(b)
attached hereto.

                  7.2 Buyer's Performance. Prior to or at Closing Buyer shall deliver to Seller:


                           (a) Assumption Agreements. Such assumption agreements
and other instruments and documents as are reasonably required to make, confirm and evidence Buyer's assumption of and obligation to pay, perform and discharge the obligations of Seller assumed hereby or to be performed after the closing.


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                           (b) Purchase Price. The cash payment to be made at
Closing and to be paid as provided in Paragraph 3 above and the delivery of all other documents or instruments necessary or appropriate for the consummation of this transaction. After closing, the parties shall execute such other instruments and documents and perform such other acts as may be necessary or appropriate for the full implementation and consummation of this Agreement.

                           (c) Assumption of Consulting Agreement. Buyer shall
assume the Consulting Agreement.

         8.       SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  Seller hereby represents, warrants and covenants as of the date of execution of this Agreement and as of the Closing Date, as follows:

                  8.1 Existence and Power. Seller has full power and authority to carry on the Business as now being conducted and to enter into and to perform this Agreement.

                  8.2 Binding Agreement. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary action. This Agreement has been duly executed and delivered to Buyer and constitutes a legal, valid and binding agreement of Seller, enforceable in accordance with its terms.

                  8.3 Effect of Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not, with or without the giving of notice and the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which the Seller is subject; (b) violate any judgment, order, writ or decree of any court applicable to the Seller; (c) have any effect on any of the permits, licenses, orders or approvals referred to in Paragraph 8.5 hereof or the ability of Buyer to make use of such permits, licenses, orders or approvals; or (d) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Seller pursuant to commitments, contracts or other agreements or instruments to which the Seller is a party or by which any of his respective Assets is or may be bound or affected.

                  8.4 No Violation. The execution, delivery and performance of this Agreement by Seller and the consummation of the transaction contemplated hereby will not, with or without the giving of notice or the lapse of time or both, violate, contravene, or conflict with or result in a material breach of or constitute a default or accelerate the performance required under (i) any writ, order, judgment or decree of any court, arbitrator or governmental agency applicable to Seller; (ii) any law, rule or regulation applicable to Seller or to the operation of the Business; or (iii) any mortgage, deed of trust, lien, lease, restriction or other contract or agreement to which Seller is a party or by which any of the Assets is bound.



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                  8.5 Compliance with Applicable Laws. To the best of Seller's knowledge, (i) Seller is not in default in any material respect under any executive, legislative, judicial, administrative or private (such as arbitration) ruling, order, writ, injunction or decree; and (ii) no material permits, licenses or approvals of any governmental or administrative authorities are required for Seller to own, lease and operate its properties and to carry on the Business substantially as presently conducted except as set forth in Exhibit "8.4" hereto.

                  8.6 Government and Other Consents. No consents, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by the Seller of this Agreement or any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.

                  8.7 Title to Properties; Absence of Liens and Encumbrances, Etc. The Seller has good title to all properties and assets free and clear of all mortgages, claims, liens, charges and encumbrances except as (i) referred to in Exhibit "8.7" to this Agreement, and (ii) such imperfections of title, if any, which do not materially detract from the value, or interfere with the use, of the properties of the Seller or otherwise materially impair its business operations. No default or event of default exists and no event which with notice or lapse of time (or both) would constitute a default has occurred and is continuing under the terms or provisions, express or implied, of any of such leases, agreements or other instruments or under the terms or provisions of any agreement to which any of such properties is subject. The Seller has not received notice of violation of any applicable law, ordinance, regulation, order or requirement relating to its operations or its owned or leased properties.

                  8.8 Condition of Equipment. The equipment owned, operated, or leased by the Seller are in good condition and repair and suitable for the uses for which intended. All such equipment is in conformity with all applicable laws, ordinances, regulations, orders, and other requirements relating thereto currently in effect or scheduled to come into effect.

                  8.9 Contracts. The contracts listed or described in Exhibit "8.9" include all the contracts to which Seller is a party or by which Seller is bound and which have a material effect on Seller's revenues or expenses. To the best of Seller's knowledge, except as set forth in Exhibit 8.9.1 hereto: (i) each contract is in full force and effect and is unimpaired by any acts or omissions of Seller or Seller's officers, directors, employees or agents; (ii) there has not occurred as to any contract any material default by Seller or any event which, with the lapse of time or otherwise will become a material default of Seller; and (iii) there has not occurred as to any contract any material default by the other parties thereto or any event which, with the lapse of time or the election of any person other than Seller, will become a default under such contract. Except as set forth in Exhibit 8.9.1 hereto, neither the Seller, nor to the knowledge of the Seller any other party, is in arrears in respect of the performance or satisfaction of the terms or conditions on its part to be performed or satisfied under any of the contractual commitments and no waiver or indulgence has been granted by any of the parties thereto. Seller has no knowledge of any loss or expected loss of any business relationship of the Seller, whether with a customer, supplier, or significant employee. There are no existing laws, regulations or decrees nor, to the knowledge of the Seller, any proposed laws, regulations or decrees which adversely affect or might adversely affect the rights of the Seller under any of its existing contracts by reason of the present ownership by the Business or by reason of the proposed sale of the Assets by the Seller to the Buyer as contemplated by this Agreement.


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                  8.10 Compliance with Labor Laws. To the best of Seller's
knowledge, Seller is in compliance with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, equal employment opportunity, collective bargaining, pension and welfare benefit plans, and the payment of Social Security and similar taxes, and is not liable for any arrears of wages or any tax penalties for failure to comply with any of the foregoing.

                  8.11 Litigation. To the best of Seller's knowledge, there is no litigation, action, suit, investigation or other proceeding pending or threatened that may give rise to any claim against any of the Assets, or which may adversely affect the Business to be acquired by the Buyer hereunder, or which may adversely affect Seller's ability to perform in accordance with the terms of this Agreement, and Seller is not aware of any facts that could reasonably result in any such proceeding.

                  8.12 Liabilities. The financial information contained in Exhibit "8.12" delivered by Seller to Buyer prior to the execution of this Agreement (the "Financial Statements") fairly represents the financial condition and results of operations of the Business at the time and for the dates the Financial Statements were prepared and contains a complete, correct and accurate list of all assets and liabilities of Seller as of the date noted in such financial information.

                  8.13 Tax Matters. The Seller has: (i) prepared and filed with the appropriate governmental agencies, and all foreign countries and political subdivisions thereof, if applicable, all tax returns required to be filed; (ii) paid all taxes shown on such tax returns to be payable or which have become due pursuant to any assessment, deficiency, notice, 30-day letter or similar notice received by it; and (iii) paid all withholding, FICA and other federal, state and local tax payments required to be paid. Any provisions for income taxes payable in the financial statements are sufficient for all accrued and unpaid domestic and foreign taxes, whether or not disputed and for all periods to and including the date of the Financial Statements. The Seller has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for assessment or collection of any income taxes nor is it a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been, or with reasonable cause could be, asserted against it.

                  8.14 Operations Prior to Closing. Between the date of this Agreement and the Closing:

                           (a) Seller will operate the Business in the usual,
regular and ordinary manner; and, to the extent consistent with such operation, has used and will use his best efforts to (i) preserve Seller's present business organization intact; (ii) keep available the services of Seller's employees; and
(iii) preserve Seller's business relationship with customers, suppliers and others having business dealings with it.

                           (b) Seller will advise Buyer of any material changes
in its financial condition or the results of its operations.


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                  8.15 No Brokers or Commissions. Seller has not engaged any brokers, finder or similar individuals in connection with this transaction. Seller hereby agrees to indemnify, defend and hold harmless Buyer on account of any commissions, fees, expense, or other compensation due to any other broker which Seller has employed, or which claims to have been employed, in connection with the sale of the Business to the Buyer.

                  8.18 Agreements, Plans, Arrangements. Except as set forth in Exhibit "8.9," or on any other Exhibit hereto, the Seller is not a party to, nor are any of its respective properties and assets bound or affected by, any


                           (a) agreements for the purchase or sale of goods,
materials, supplies, machinery or capital assets in excess of $5,000 in any one case or in excess of $10,000 in the aggregate;

                           (b) agreement with any labor union;

                           (c) agreement with any distributor, dealer, sales
agent or representative;

                           (d) agreement with any manufacturer or supplier with
respect to discounts or allowances;

                           (e) agreement guaranteeing, indemnifying or otherwise
becoming liable for the obligations or liabilities of another;

                           (f) except as set forth in Exhibit 8.18(f), agreement
granting any person a lien, security interest or mortgage on any property or asset of the Seller, including, without limitation, any loan agreement, any factoring agreement or agreement for the assignment of accounts receivable or inventory;

                           (g) advertising agreement with a newspaper, magazine
or radio or television station;

                           (h) agreement which restricts it from doing business
anywhere in the world;

                           (i) agreement, statute or regulation giving any party
the right to renegotiate or require a reduction in prices or the repayment of any amount previously paid; or

                           (j) other agreement affecting the Seller or the
Business except written contracts for the purchase or sale of goods or services made in the usual and ordinary course of business terminable without liability to the Seller upon notice to the other party thereto of not more than thirty
(30) days and not otherwise referred to above.

                  8.19 Purchase or Sale Obligations. All unfilled purchases and sales orders and other commitments for purchases and sales made by the Seller were made in the usual and ordinary course of its business at the then current market prices. None of such orders or commitments call for deliveries thereunder beyond a period of ninety (90) days from the Closing.


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                  8.20 Books and Records. The books of account and other
financial and corporate records of the Seller are in all material respects complete and correct, are maintained in accordance with good business practices, and are accurately reflected in the Financial Statements.

                  8.21 No Material Misrepresentations or Omissions. The representations of Seller in this Agreement and the Exhibits hereto, including without limitation the Financial Statements, do not now, nor shall they at Closing, contain any untrue statement of a material fact, nor do this Agreement and the Exhibits hereto now omit, nor will they omit at Closing, to state any material fact, necessary to make the representations of Seller not misleading.

         9. BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Buyer hereby represents, warrants and covenants as of the date of execution of this Agreement and as of Closing as follows:

                  9.1 Existence and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full power under its Articles of Incorporation and Bylaws to enter into and to perform this Agreement.

                  9.2 Binding Agreement. This Agreement has been duly executed and delivered to Seller and constitutes the legal, valid and binding agreement of Buyer enforceable in accordance with its terms.

                  9.3 No Violation. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transaction contemplated hereby will not, with or without the giving of notice or the lapse of time or both, violate, contravene or conflict with or result in a breach of or constitute a default under (i) any writ, order, judgment or decree of any court arbitrator or governmental agency applicable to Buyer; (ii) Buyer's Articles of Incorporation or Bylaws; (iii) any contract, lease or other agreement to which Buyer is a party or by which Buyer is bound; or (iv) to the best of Buyer's knowledge, any law, rule or regulation applicable to Buyer.

                  9.4 No Brokers or Commissions. Buyer has engaged no brokers, finders or similar individuals in connection with this transaction.

         10.      SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

                  10.1 Survival of Representations and Warranties. All of the representations and warranties of the Seller and the Buyer herein contained shall survive the Closing for a period of twenty-four (24) months with respect to any investigation made by or on behalf of either party and with respect to any breach thereof.

                  10.2 Buyer's Right to Indemnification. Seller undertakes and agrees to (a) indemnify, defend and hold harmless Buyer against and in respect of, and (b) reimburse Buyer upon demand for and against, any and all losses, costs, liabilities, claims, obligations and expenses, including reasonable attorneys' fees, incurred or suffered by Buyer arising from (i) the


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operation of the Business or ownership of the Assets prior to Closing; (ii) the breach, misrepresentation or other violation of any of Seller's covenants, warranties or representations contained in this Agreement; (iii) all liabilities of Seller not expressly assumed by Buyer pursuant to this Agreement; (iv) all liens, charges or encumbrances on any of the Assets which are not expressly disclosed to Buyer by Seller in this Agreement; and (v) all claims for damages made by any party to a Contract whose claim for damages is based on the premise that Seller breached that Contract by assigning same to Buyer. The obligations under this Paragraph 10.2 shall cease and terminate three years from the Closing Date and Buyer shall have no right of indemnification unless such claim for indemnification is made within three years from the Closing Date.

                  10.3 Seller's Right to Indemnification. Buyer undertakes and agrees to hold Seller harmless against any and all losses, costs, liabilities, claims, obligations and expenses, including reasonable attorneys' fees, incurred or suffered by Seller arising from (i) the operation of the Business after Closing; (ii) breach, misrepresentation or other violation of any of Buyer's covenants, warranties and representations contained in this Agreement; (iii) all liabilities of Buyer and all Liabilities of Seller which are assumed by Buyer; and (iv) all liabilities of the Business accruing after the Closing Date. Buyer's obligations under this Paragraph 10.3 shall cease and terminate three years from the Closing Date and Seller shall have no right of indemnification unless such claim for indemnification is made within three years from the Closing Date.

                  10.4 Procedure. If any claim or proceeding covered by the foregoing agreements to indemnify and hold harmless shall arise, the party who seeks indemnification (the "Indemnified Party") shall given written notice thereof to the other party (the "Indemnitor") promptly (in no event more than ten (10) days) after it learns of the existence of such claim or proceeding. Any claim for indemnification hereunder shall be accompanied by evidence demonstrating the Indemnified Party's right or possible right to indemnification, including a copy of all supporting documents relevant thereto. The Indemnitor shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend against any such claim or proceeding, or to compromise, settle or otherwise dispose of the same; provided, however, that no settlement or compromise shall be effected without the consent of the Indemnified Party, which consent shall not be unreasonably withheld and provided further, that in the event the Indemnified Party does not consent to a bona fide offer of settlement made by a third party and the settlement involves only the payment of money, then the Indemnitor may, in lieu of payment of such settlement to such third party, pay such amount to the Indemnified Party. After the payment to the Indemnified Party, the Indemnitor shall have no further liability with respect to such claim or proceeding and the Indemnified Party shall assume full responsibility to defend the same. After notice from the Indemnitor to the Indemnified Party of its election to assume the defense of such claim or proceeding, the Indemnitor shall not be liable to the Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that the Indemnified Party shall have the right to employ counsel to represent it if, in the Indemnified Party's sole judgment, it is advisable for the Indemnified Party to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Indemnified Party. The parties will fully cooperate in any such action, making available to each other books or records for the defense of any such claim or proceeding. If the Indemnitor fails to acknowledge in writing its obligation to defend against or settle such claim or proceeding within twenty (20) days after receiving notice of the claim or proceeding from the Indemnified Party (or such shorter time specified in the notice as


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the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter, at the expense of the Indemnitor (but subject to the Indemnitor's right subsequently to contest through appropriate proceedings its obligation to provide indemnification), in any way which the Indemnified Party deems in its best interest.

         11.      ACCESS TO INFORMATION AND DOCUMENTS AFTER CLOSING.

         At Buyer's request, Seller shall permit Buyer to have reasonable access, after closing, to the books and records included in the Excluded Property to the extent Buyer has legitimate need therefor, and to make copies of such materials for Buyer's own and confidential use.

         12.      GENERAL PROVISIONS.

                  12.1 Bulk Sales Act. Seller does not believe that the provisions of any bulk sales or fraudulent conveyance statute are applicable to the transaction contemplated by this Agreement, and agrees to indemnify and hold Buyer harmless against any cost or expense as a result of any failure to comply with any such statute.

                  12.2 Expenses. Except as otherwise provided herein, each party shall pay its own expenses incident to the negotiation and preparation of this Agreement and the transaction contemplated hereby. All documentary stamp taxes on the Note and the costs of filing or recording any security instrument pertaining to the Note shall be paid by Buyer. All other recording costs for bills of sale and other instruments of transfer, and all stamp, sales, use and transfer taxes shall be paid by Seller.

                  12.3 Notices. All notices, requests, demands and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally with a receipt, when delivered by an overnight courier service or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)  To Seller:         GourmetMarket.Com, Inc.
                                          507 Howard Street, Suite 200
                                          San Francisco, California 94105
                                          Attn: Mr. Chanan Steinhart

                       With a copy to:    Jonathan L. Shepard, Esquire
                                          Siegel, Lipman, 7Dunay & Shepard, LLP
                                          5355 Town Center Road, Suite 801
                                          Boca Raton, Florida 33486

                  (b)  To Buyer:          Travlang.com, Inc.
                                          c/o iiGroup, Inc.
                                          7000 W. Palmetto Park Road #501
                                          Boca Raton, Florida 33433

                       With a copy to:    Michael Karsch, Esquire
                                          Broad & Cassel
                                          7777 Glades Road, Suite 300
                                          Boca Raton, Florida 33434

Either party may change its address for notices by written notice to the other given pursuant to this paragraph.

                  12.4 Prior Negotiations. This Agreement supersedes in all respects all prior and contemporaneous oral and written negotiations, understandings and agreements between the parties with respect to the subject matter hereof. All of said prior and contemporaneous negotiations, understandings and agreements are merged herein and superseded hereby.

                  12.5 Entire Agreement; Amendment. This Agreement and the Exhibits to this Agreement set forth the entire understanding between the parties in connection with the transaction contemplated herein, there being no terms, conditions, warranties or representations other than those contained herein, referenced herein or provided for herein. Neither this Agreement nor any term or provision hereof may be altered or amended in any manner except as an instrument in writing signed by the party against whom the enforcement of any such change is sought.

                  12.6 Exhibits. The Exhibits attached hereto or referred to herein are a material part of this Agreement, as if set forth in full herein. In the event any Exhibit is not attached hereto at the time of execution of this Agreement, Seller shall attach such Exhibit as soon as practicable following the date of execution of this Agreement.

                  12.7 Severability. If any term of this Agreement is illegal or enforceable at law or in equity, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of any applicable law or laws and such term, as so modified, and the balance of this Agreement shall then be fully enforceable.

                  12.8 Survival of Representations and Warranties. Unless otherwise specifically noted herein, the several representations, warranties and covenants of the parties contained herein shall survive the closing for a period of two years from the Closing Date. Thereafter neither party shall have any liability to the other based upon any of the representations, warranties and covenants set forth herein.

                  12.9 Waiver. Unless otherwise specifically agreed in writing to the contrary: (i) the failure of either party at any time to require performance by the other of any provision of this Agreement shall not affect such party's right thereafter to enforce the same, (ii) no waiver by either party of any default by the other shall be taken or held to be a waiver by such party of any other preceding or subsequent default, and (iii) no extension of time granted by either party for the performance of any obligation or act by the other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

                  12.10 Number and Gender. Whenever the context so requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be construed to mean or include any other gender or genders.

                  12.11 Headings and Cross-References. The headings of this Agreement are included for convenience of reference only, and shall in no way limit or affect the meaning or interpretation of the specific provisions hereof. All cross-references to paragraphs herein shall mean the paragraphs of this Agreement unless otherwise stated or clearly required by the context. All references to Exhibits herein shall mean the Exhibits to this Agreement which have been separately initialed by Seller and Buyer. Words such as "herein" and "hereof" shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise stated or clearly required by the context.

                  12.12 Counsel. Each party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule or law that would otherwise be applicable in connection with the interpretation of this Agreement, including, but not limited to, any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.

                  12.13 Choice of Laws. This Agreement is to be construed and governed by the laws of the State of Florida, except for the choice of law rules utilized in that jurisdiction.

                  12.14 Arbitration. Any dispute arising under or related to this Agreement that Seller and Buyer are unable to resolve by themselves shall be settled by arbitration in West Palm Beach, Florida, by a panel of three arbitrators. Seller and Buyer shall each designate one disinterested arbitrator, and the two arbitrators so designated shall select the third arbitrator. The persons selected as arbitrators need not be professional arbitrators, and persons such as accountants, appraisers and bankers shall be acceptable. Before undertaking to resolve the dispute, each arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the rules of the American Arbitration Association. The written decision of a majority of the arbitrators shall be final and binding on Seller and Buyer. Costs and expenses of the arbitration proceeding shall be assessed between Seller and Buyer in a manner to be decided by a majority of the arbitrators, and the assessment shall be set forth in the decision and award of the arbitrators. No action at law or suit in equity based upon any claim arising out of or relating to this Agreement shall be instituted in any court by Seller or Buyer against the other except an action to compel arbitration pursuant to this paragraph, an action to enforce the award of the arbitration panel rendered in accordance with this paragraph, or a suit for injunction or other equitable relief pursuant to Article 6.

                  12.15 Successors. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                  12.16 Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to (i) confer any rights or remedies on any person other than Buyer, Seller and their respective successors and assigns,
(ii) relieve or discharge the obligation or liability of any third party, or
(iii) or give any third party any right of subrogation or action against either Buyer or Seller.

                  12.17 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were on the same instrument. Each of the counterparts, when signed, shall be deemed to be an original, and all of the signed counterparts together shall be deemed to be one and the same instrument.

                  12.18 No Offer. This Agreement has been provided for examination only and does not constitute an offer. This Agreement shall become effective only after execution hereof (or counterparts hereof) by both Seller and Buyer.

         IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

ATTEST/WITNESS:                                      SELLER:

                                                GOURMETMARKET.COM, INC., a
                                                Delaware corporation

   /s/ unreadable                           By: /s/ Chanan Steinhart
--------------------------------------          -----------------------
                                                Chanan Steinhart, President


                                                BUYER:

                                                TRAVLANG.COM, INC., a Florida
                                                corporation

   /s/ Mindy Stein                          By: /s/ Bruce Hausman
---------------------------------------         ---------------------
                                                Bruce Hausman, President